UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

135 Fell Court, Hauppauge, New York	11788
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 8, 2018, Vicon Industries, Inc. ("the Company") entered into a Research and Development Services Agreement (the “Agreement”) with Cemtrex, Inc. ("Cemtrex") to provide the Company with outsourced software development resources. Cemtrex beneficially owns 46% of the Company’s common stock. In addition, the Chief Executive Officer of Cemtrex serves as the Chief Executive Officer of the Company, and the principal shareholder of Cemtrex, who serves as a director of Cemtrex, also serves as a director of the Company.

The foregoing summary description of the Agreement is qualified by reference to the full text thereof, which has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Research and Development Services Agreement by and between Vicon Industries, Inc. and Cemtrex, Inc., dated as of August 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 14, 2018

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Chief Operating Officer and
Chief Financial Officer